Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of B. Riley Financial, Inc. on Form S-3 (File Nos. 333-203534, 333-221715 and 333-252513) and Form S-8 (File Nos. 333-202876, 333-218457, 333-226589 and 333-234453) of our report dated March 15, 2023, with respect to our audits of the consolidated financial statements of B. Riley Financial, Inc. and Subsidiaries as of December 31, 2022 and 2021 and for each of the three years the years ended December 31, 2022 and our report dated March 15, 2023 with respect to our audit of internal control over financial reporting of B. Riley Financial, Inc. and Subsidiaries as of December 31, 2022, which reports are included in this Annual Report on Form 10-K of B. Riley Financial, Inc. for the year ended December 31, 2022.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

Our report also includes an explanatory paragraph regarding the restatement of the previously issued consolidated financial statements for the years ended December 31, 2021 and 2020 to correct misstatements.

/s/ Marcum LLP

Marcum LLP
Melville, NY
March 15, 2023